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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  September 13, 2001

Teltone Corporation (Exact name of registrant as specified in its charter)
Washington (State or other jurisdiction of incorporation)	0-11275 (Commission File Number)	91-0839067 IRS Employer Identification No.)
22116 - 23 Drive SE Bothell, WA (Address of principal executive offices)	98021 (Zip Code)

Registrant's telephone number, including area code  (425) 487-1515

N/A (Former name or former address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant.

    On September 13, 2001, the Audit Committee of the Board of Directors of Teltone Corporation (the "Company") voted to terminate the services of the independent audit firm of PricewaterhouseCoopers LLP, effective upon the filing by the Company of its Annual Report on Form 10-KSB for the year ended June 30, 2001, and to engage the services of the independent audit firm Grant Thornton LLP to serve as the Company's principal accountant to audit the financial statements for fiscal year 2002. The engagement of Grant Thornton LLP will become effective upon the filing by the Company of its Annual Report on Form 10-KSB for the year ended June 30, 2001.

    PricewaterhouseCoopers LLP's reports on the financial statements for the past two fiscal years ended June 30, 2000, and 1999, contained no adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principle.

    For the past two fiscal years ended June 30, 2000 and 1999, and through September 13, 2001, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years.

    The Company has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter dated September 19, 2001 is filed as Exhibit 16.1 to this Form 8-K.

Item 7.  Financial Statements and Exhibits

    (c) Exhibits

Exhibit Number
16.1	Letter from PricewaterhouseCoopers LLP

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELTONE CORPORATION

Date: September 20, 2001	By:	/s/ DEBRA L. GRIFFITH Debra L. Griffith President & CEO

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  Item 4. Changes in Registrant's Certifying Accountant.
  Item 7. Financial Statements and Exhibits
SIGNATURES